UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

CB Financial Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 000-51351

North Carolina	20-2928613
(State of incorporation)	(I.R.S. Employer Identification No.)

3710 Nash Street North Post Office Box 8189 (Zip 27893) Wilson, North Carolina 27896-1120
(Address of principal executive offices)

(252) 243-5588
(Registrant’s telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CB FINANCIAL CORPORATION

Item 4.01 Changes in Registrant’s Certifying Accountants

(a) On June 22, 2006, the Registrant accepted the resignation of Dixon Hughes PLLC ("DH") as the Registrant's principal independent accountant. This mutually agreed to resignation of DH was considered and approved by the audit committee of the Registrant's Board of Directors. While DH will not continue as the Registrant’s principal external auditor, DH will perform internal audit functions and other accounting and consulting functions for the Registrant going forward.

DH’s reports on the Registrant's consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2005 and 2004, and through the period ended June 22, 2006, there were no disagreements with DH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to DH’s satisfaction, would have caused DH to make reference thereto in their reports on the financial statements for such years.

(b) On June 22, 2006, the Registrant appointed Larrowe & Company PLC (“LC”) as the Registrant's new principal independent accountants. The Registrant has not consulted with LC during the last two fiscal years ended December 31, 2005 and 2004 or during any subsequent interim period preceding the date hereof on either the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant's consolidated financial statements; or any matter that was either the subject of a disagreement or an event as described in Item 304(a)(1)(iv) of Regulation S-B.

Included as Exhibit 99.1 hereto is DH’s letter to the Commission dated June 26, 2006 regarding its review of the statements made by the Registrant herein.

Item 9.01 Financial Statements and Exhibits

This exhibit is being provided solely for the purpose of providing disclosure pursuant to Item 4.01, Changes in Registrant’s Certifying Accountants.

(99.1) Letter dated June 26, 2006 from Dixon Hughes PLLC to Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL CORPORATION

Date: June 23, 2006	By:	/s/ Norman B. Osborn
Norman B. Osborn
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter dated June 26, 2006 from Dixon Hughes PLLC to Commission